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                                                                     EXHIBIT 8.1


                        [CONNER & WINTERS LETTERHEAD]






                                 March 13, 1998



Board of Directors
Jameson Inns, Inc.
8 Perimeter Center East, Suite 8050
Atlanta, GA  30346-1603

Morgan Keegan & Company, Inc.
CIBC Oppenheimer Corp.
c/o Morgan Keegan & Company
50 Front Street
Memphis, TN 38103


Gentlemen:

         We have acted and will act as counsel to Jameson Inns, Inc., a Georgia corporation (the "Company"), in connection with the sale on March 18, 1998, of an aggregate of 1,200,000 shares (the "Shares") of the Company's 9.25 % Series A Preferred Stock par value $1.00 per share (the "Series A Preferred Stock"), which Shares are being sold by the Company to the underwriters (the "Underwriters") who are signatories to that certain Underwriting Agreement (the "Agreement") dated March 12, 1998, between the Company and the Underwriters.

         We have also acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the "Act"), a Registration Statement on Form S-3 with respect to the Shares (the "Registration Statement"), including the Prospectus dated February 28, 1997, included in the



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March 13, 1998
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Registration Statement (the "Prospectus") and the supplement to such Prospectus dated March 13, 1998 (the "Supplement").

         We are rendering this opinion to you pursuant to Section 5(c)(xiv) of the Agreement in connection with the issuance and sale of 1,200,000 Shares. All terms capitalized in this opinion shall have the same meanings as in the Agreement or the Registration Statement unless otherwise defined herein.

         In connection with our representation of the Company in the preparation and filing of the Registration Statement, you have requested our opinion as to certain federal income tax matters related to the offering. We are rendering this opinion pursuant to such request. All terms capitalized in this opinion shall have the same meanings as in the Registration Statement unless otherwise defined herein.

         In connection with this opinion, we have examined such certificates, documents and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the accuracy, authenticity and completeness of all documents, certificates and records submitted to us as originals, and the conformity with the originals of all documents, certificates and records submitted to us as copies. After reasonable investigation and inquiry, we have no reason to believe that our assumptions and such statements, representations and covenants are not accurate.

         On the basis of the foregoing and subject to the qualifications and limitations set forth herein, it is our opinion that (i) the Company has met the requirements for qualification and taxation as a "real estate investment trust" during its taxable years ended on or after December 31, 1994, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code, assuming no change in applicable underlying law, and (ii) the Lease is a true lease for federal income tax purposes. It is our opinion that the discussions in the Prospectus under the caption "Federal Income Tax Considerations" and in the Prospectus Supplement under the caption "Federal Income Tax Considerations" are accurate and complete in all material respects.

         We are members of the Oklahoma Bar and, accordingly, do not express or purport to express any opinions with respect to any laws other than the laws of the State of Oklahoma and the federal laws of the United States of America. In rendering the foregoing opinion, we have with your permission relied on certain factual matters that have been based on certificates of officers of the Company. The certificates referred to above are in form satisfactory to us and copies thereof have been delivered to you. We and you are justified in relying thereon.






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March 13, 1998
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         This opinion is being rendered for your benefit and is not to be used, circulated or otherwise referred to in connection with any transactions other than those contemplated in the Agreement.


                                            Sincerely,



                                            CONNER & WINTERS,
                                            A Professional Corporation